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                                                                     EXHIBIT 11

        VARCO INTERNATIONAL, INC.
        Statement Re Computation of Per Share Earnings
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                                                                                      Three Months Ended Twelve Months Ended
                                                                                       December 31 1995   December 31 1995
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A. CALCULATION OF ADJUSTED EARNINGS

   Net Income After Tax                                                                   $2,442,000        $14,439,000

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                                                            Total Number   Average Number   Stock Option    Shares Used
                                             Number of   of Shares after        of Shares     Equivalent   To Calculate
                                                  Days          Weighing      Outstanding         Shares            EPS
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B. CALCULATION OF AVERAGE SHARES OUTSTANDING

   Common Stock Outstanding from time-to-time during:

   Three Months Ended December 31, 1995             92     2,786,202,550       30,284,810        479,508     30,764,318
   Twelve Months Ended December 31, 1995           365    11,406,218,975       31,249,915        479,508     31,729,423

C. CALCULATION OF EARNINGS PER SHARE

   Income Per Share = Net Income After Tax
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                      Total Shares Outstanding

   Income Per Share =

      Three Months Ended December 31, 1995   2,442,000          =                   $0.08
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                                            30,764,318

      Three Months Ended December 31, 1995  14,439,000          =                   $0.46
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                                            31,729,423

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